UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-33807		26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

100 INVERNESS TERRACE E.,	ENGLEWOOD,	COLORADO	80112
(Address of principal executive offices)			(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2022, EchoStar XXIV L.L.C. (the “Company”), a subsidiary of EchoStar Corporation, entered into an amendment (the “Amendment”) to the Contract between the Company and Maxar Space LLC (“Maxar”) for the Jupiter 3 Satellite Program (the “Contract”).

Following Maxar’s notification to the Company on November 8, 2022 that delivery of the Jupiter 3 Satellite (the “Satellite”) will be further delayed, and as a result of cumulative delays totaling more than two years, the Company referenced its rights under the Contract and negotiated both additional compensation for past delays and a realignment of remedies to incentivize Maxar to deliver the Satellite in line with its current schedule. The Amendment provides relief to the Company on future payments under the Contract, including approximately $14 million in payments through orbit-raising, and $44.5 million, plus 6% interest on such amounts, in deferred in-orbit incentive payments. Additionally, the Amendment requires Maxar to pay additional liquidated damages in the event of further delay, provides for the Company’s right to terminate beginning January 1, 2024 if the Satellite has not yet been delivered, and provides certain other compensation to the Company. Based on the current delivery schedule from Maxar, the Company continues to expect the launch of the Satellite to be in the first half of 2023.

In addition, the Company and Maxar will enter into an agreement under which the Company will provide Maxar with certain products and/or services during 2023 in exchange for payments that deliver a margin to the Company of at least $30 million.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1+	Amendment No. 2 dated as of November 16, 2022 to the Contract between EchoStar XXIV L.L.C. and Maxar Space LLC for the Jupiter 3 Satellite Program.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

+ Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: November 22, 2022	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary